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                                                                     EXHIBIT 4.3


                            CENTERPOINT ENERGY, INC.

                                       To

                              JPMORGAN CHASE BANK,

                                     Trustee

                              --------------------

                          SUPPLEMENTAL INDENTURE NO. 2

                            Dated as of May 27, 2003

                              --------------------

                          5.875% Senior Notes due 2008

                              Series A and Series B

                          6.850% Senior Notes due 2015

                              Series A and Series B

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                            CENTERPOINT ENERGY, INC.
                          SUPPLEMENTAL INDENTURE NO. 2

                          5.875% Senior Notes due 2008
                          6.850% Senior Notes due 2015

         SUPPLEMENTAL INDENTURE No. 2, dated as of May 27, 2003, between CENTERPOINT ENERGY, INC., a Texas corporation (the "Company"), and JPMORGAN CHASE BANK, as Trustee (the "Trustee").

                                    RECITALS

         The Company has heretofore executed and delivered to the Trustee an Indenture, dated as of May 19, 2003 (the "Original Indenture" and, as hereby supplemented and amended, the "Indenture"), providing for the issuance from time to time of one or more series of the Company's Securities.

         Pursuant to the terms of the Indenture, the Company desires to provide for the establishment of four new series of Securities to be designated as the "5.875% Senior Notes due 2008, Series A (the "2008 Series A Notes"), the "5.875% Senior Notes due 2008, Series B" (the "2008 Series B Notes" and together with the 2008 Series A Notes, the "2008 Notes"), the "6.850% Senior Notes due 2015, Series A" (the "2015 Series A Notes") and the "6.850% Senior Notes due 2015, Series B" (the "2015 Series B Notes" and together with the 2015 Series A Notes, the "2015 Notes") (the 2008 Notes and the 2015 Notes are referred to collectively as the "Notes"), the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Original Indenture and this Supplemental Indenture No. 2.

         Section 301 of the Original Indenture provides that various matters with respect to any series of Securities issued under the Indenture may be established in an indenture supplemental to the Indenture.

         Subparagraph (7) of Section 901 of the Original Indenture provides that the Company and the Trustee may enter into an indenture supplemental to the Indenture to establish the form or terms of Securities of any series as permitted by Sections 201 and 301 of the Original Indenture.

         For and in consideration of the premises and the issuance of the series of Securities provided for herein, it is mutually covenanted and agreed, for the equal and proportionate benefit of the Holders of the Securities of such series, as follows:

                                   ARTICLE I

                  Relation to Indenture; Additional Definitions

         Section 101 Relation to Indenture. This Supplemental Indenture No. 2 constitutes an integral part of the Original Indenture.

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         Section 102 Additional Definitions. For all purposes of this
Supplemental Indenture No. 2:

                  Capitalized terms used herein shall have the meaning specified herein or in the Original Indenture, as the case may be;

                  "2008 Notes" has the meaning set forth in the second paragraph of the Recitals hereof;

                  "2015 Notes" has the meaning set forth in the second paragraph of the Recitals hereof;

                  "2008 Notes Maturity Date" has the meaning set forth in
         Section 203 hereof;

                  "2015 Notes Maturity Date" has the meaning set forth in
         Section 203 hereof;

                  "2008 Series A Notes" has the meaning set forth in the second paragraph of the Recitals hereof;

                  "2008 Series B Notes" has the meaning set forth in the second paragraph of the Recitals hereof;

                  "2015 Series A Notes" has the meaning set forth in the second paragraph of the Recitals hereof;

                  "2015 Series B Notes" has the meaning set forth in the second paragraph of the Recitals hereof;

                  "$3.85 Billion Credit Facility" means that certain $3,850,00,000 Amended and Restated Credit Agreement, dated as of October 10, 2002, among the Company, as borrower, the banks party thereto, Citibank, N.A., as syndication agent, and JPMorgan Chase Bank, as administration agent, as amended by a First Amendment, effective as of December 5, 2002, and a Second Amendment, effective as of February 28, 2003, to such Credit Agreement;

                  "Additional Interest" has the meaning set forth in Section 204(e) hereof;

                  "Affiliate" of, or a Person "affiliated" with, a specific Person means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. For purposes of this definition, "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting shares, by contract, or otherwise.

                  "Business Day" means, with respect to any Note, any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close. If any Interest Payment Date,

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         Stated Maturity or Redemption Date of a Note falls on a day that is not a Business Day, the required payment will be made on the next succeeding Business Day with the same force and effect as if made on the relevant date that the payment was due and no interest will accrue on such payment for the period from and after the Interest Payment
         Date, Stated Maturity or Redemption Date, as the case may be, to the date of that payment on the next succeeding Business Day. The definition of "Business Day" in this Supplemental Indenture No. 2 and the provisions described in the preceding sentence shall supersede the definition of Business Day in the Original Indenture and Section 113 of the Original Indenture.

                  "Capital Lease" means a lease that, in accordance with accounting principles generally accepted in the United States of America, would be recorded as a capital lease on the balance sheet of the lessee;

                  "CenterPoint Houston" means CenterPoint Energy Houston Electric, LLC, a Texas limited liability company, and any successor thereto; provided, that at any given time, there shall not be more than one such successor;

                  "CERC" means CenterPoint Energy Resources Corp., a Delaware corporation, and any successor thereto; provided, that at any given time, there shall not be more than one such successor;

                  "Comparable Treasury Yield" has the meaning set forth in
         Section 402(a) hereof;

                  "Distribution Compliance Period" means the period which expires immediately after the 40th day following the later of: (a) the commencement of the offering of the Notes to Persons other than "distributors" (as defined in Regulation S) in reliance upon Regulation S; and (b) the date of closing of the offering of the Notes;

                  "Equity Interests" means any capital stock, partnership, joint venture, member or limited liability or unlimited liability company interest, beneficial interest in a trust or similar entity or other equity interest or investment of whatever nature;

                  "Exchange Offer" means the offer by the Company pursuant to the Registration Rights Agreement to the Holders of all outstanding Transfer Restricted Securities to exchange all such outstanding Transfer Restricted Securities held by such Holders for 2008 Series B Notes or 2015 Series B Notes, as applicable, in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such exchange offer by such Holders;

                  "Exchange Offer Registration Statement" has the meaning assigned to such term in the Registration Rights Agreement;

                  "Global Notes" has the meaning set forth in Section 208(c) hereof;

                  "H.15 Statistical Release" has the meaning set forth in
         Section 402(b) hereof;

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                  The term "Indebtedness" as applied to any Person, means bonds, debentures, notes and other instruments or arrangements representing obligations created or assumed by any such Person, in respect of: (i) obligations for money borrowed (other than unamortized debt discount or premium); (ii) obligations evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets of any kind; (iii) obligations as lessee under a Capital Lease; and (iv) any amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligations listed in clause
         (i), (ii) or (iii) above. All indebtedness of such type, secured by a lien upon property owned by such Person although such Person has not assumed or become liable for the payment of such indebtedness, shall also for all purposes hereof be deemed to be indebtedness of such Person. All indebtedness for borrowed money incurred by any other Persons which is directly guaranteed as to payment of principal by such Person shall for all purposes hereof be deemed to be indebtedness of any such Person, but no other contingent obligation of such Person in respect of indebtedness incurred by any other Persons shall for any purpose be deemed to be indebtedness of such Person;

                  "Independent Investment Banker" has the meaning set forth in
         Section 401(c) hereof.

                  "Initial Purchasers" means Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Wachovia Securities, Inc., Banc One Capital Markets, Inc., UBS Warburg LLC, Mizuho International plc, Scotia Capital (USA) Inc., TD Securities (USA) Inc. and Tokyo-Mitsubishi International plc as initial purchasers in the offering of the Notes pursuant to the Offering Memorandum dated May 21, 2003 relating thereto;

                  "Interest Payment Date" has the meaning set forth in Section 204(a) hereof;

                  "Issue Date" has the meaning provided in Section 204(a) hereof;

                  "Make-Whole Premium" has the meaning set forth in Section 401(b) hereof;

                  "Non-U.S. Person" has the meaning set forth in Section 208(b) hereof;

                  "Notes" has the meaning set forth in the second paragraph of the Recitals hereof;

                  "Original Indenture" has the meaning set forth in the first paragraph of the Recitals hereof;

                  "Qualified Institutional Buyer" has the meaning assigned to such term in Rule 144A under the Securities Act;

                  "Redemption Price" has the meaning set forth in Section 401(a) hereof;

                  "Registrable Securities" has the meaning assigned to such term in the Registration Rights Agreement;

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                  "Registration Default" has the meaning assigned to such term in the Registration Rights Agreement;

                  "Registration Rights Agreement" means that certain Registration Rights Agreement, dated as of May 27, 2003, by and among the Company and the Initial Purchasers;

                  "Regular Record Date" has the meaning set forth in Section 204(a) hereof;

                  "Regulation S" means Regulation S under the Securities Act;

                  "Regulation S Global Notes" has the meaning set forth in
         Section 208(b) hereof;

                  "Regulation S Permanent Global Note" has the meaning set forth in Section 208(b) hereof;

                  "Regulation S Temporary Global Note" has the meaning set forth in Section 208(b) hereof;

                  "Remaining Term" has the meaning set forth in Section 402(a) hereof;

                  "Rule 144A Global Note" has the meaning set forth in Section 208(a) hereof;

                  "Rule 144A Information" has the meaning set forth in Section 504 hereof;

                  "Shelf Registration Statement" has the meaning assigned to such term in the Registration Rights Agreement;

                  "Significant Subsidiary" means, CERC, CenterPoint Houston and Texas Genco, and any other Subsidiary which, at the time of the creation of a pledge, mortgage, security interest or other lien upon any Equity Interests of such Subsidiary, has consolidated gross assets (having regard to the Company's beneficial interest in the shares, or the like, of that Subsidiary) that represents at least 25% of the Company's consolidated gross assets appearing in the Company's most recent audited consolidated financial statements;

                  "Subsidiary" of any entity means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (i) the issued and outstanding capital stock or Equity Interests having ordinary voting power to elect a majority of the Board of Directors or comparable governing body of such corporation or other entity (irrespective of whether at the time capital stock of any other class or classes of such corporation or other entity shall or might have voting power upon the occurrence of any contingency), (ii) the interest in the capital or profits of such limited liability company, partnership, joint venture or other entity, or (iii) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such entity, by such entity and one or more of its other Subsidiaries, or by one or more of such entity's other Subsidiaries;

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                  "Texas Genco" means Texas Genco Holdings, Inc., a Texas
         corporation, and any successor thereto; provided, that at any given time, there shall not be more than one such successor;

                  "Transfer Restricted Securities" means the Registrable Securities under the Registration Rights Agreement.

                  All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture No. 2; and

                  The terms "herein," "hereof," "hereunder" and other words of similar import refer to this Supplemental Indenture No. 2.

                                   ARTICLE II

                            The Series of Securities

         Section 201 Title of the Securities. The 2008 Series A Notes shall be designated as the "5.875% Senior Notes due 2008, Series A"; the 2008 Series B Notes shall be designated as the "5.875% Senior Notes due 2008, Series B"; the 2015 Series A Notes shall be designated as the "6.850% Senior Notes due 2015, Series A"; and the 2015 Series B Notes shall be designated as the "6.850% Senior Notes due 2015, Series B." The 2008 Series A Notes and the 2008 Series B Notes shall be treated for all purposes under the Indenture as a single class or series of Securities. The 2015 Series A Notes and the 2015 Series B Notes shall be treated for all purposes under the Indenture as a single class or series of Securities.

         Section 202 Limitation on Aggregate Principal Amount. The Trustee shall authenticate and deliver (i) 2008 Series A Notes for original issue on the Issue Date in the aggregate principal amount of $200,000,000, (ii) 2008 Series B Notes from time to time thereafter for issue only in exchange for a like principal amount of 2008 Series A Notes, (iii) 2015 Series A Notes for original issue on the Issue Date in the aggregate principal amount of $200,000,000 and (iv) 2015 Series B Notes from time to time thereafter for issue only in exchange for a like principal amount of 2015 Series A Notes, in each case upon a Company Order for the authentication and delivery thereof and satisfaction of Sections 301 and 303 of the Original Indenture. Such order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and the name or names of the initial Holder or Holders. The aggregate principal amount of 2008 Notes and 2015 Notes that may initially be outstanding shall not exceed $200,000,000 and $200,000,000, respectively; provided, however, that the authorized aggregate principal amount of either series of the Notes may be increased above such amount by a Board Resolution to such effect.

         Section 203 Stated Maturity. The stated maturity of the 2008 Notes shall be June 1, 2008 (the "2008 Notes Maturity Date"). The stated maturity of the 2015 Notes shall be June 1, 2015 (the "2015 Notes Maturity Date").

         Section 204 Interest and Interest Rates.

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         (a)      The 2008 Notes shall bear interest at a rate of 5.875% per year, from and including May 27, 2003 (the "Issue Date") to, but excluding, the 2008 Notes Maturity Date. The 2015 Notes shall bear interest at a rate of 6.850% per year, from and including the Issue Date to, but excluding, the 2015 Notes Maturity Date. Such interest shall be payable semiannually in arrears on June 1 and December 1 of each year (each an "Interest Payment Date"), beginning December 1, 2003 to the persons in whose names the Notes are registered at the close of business on May 15 and November 15 (each a "Regular Record Date") (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

         (b) Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and shall either (i) be paid to the Person in whose name such Note (or one or more Predecessor Securities) is registered at the close of business on the Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Notes not less than 10 days prior to such Special Record Date, or (ii) be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or traded, and upon such notice as may be required by such exchange or automated quotation system, all as more fully provided in the Indenture.

         (c) The amount of interest payable for any period shall be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any partial period shall be computed on the basis of a 360-day year of twelve 30-day months and the days elapsed in any partial month. In the event that any date on which interest is payable on a Note is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable.

         (d) Any principal and premium, if any, and any installment of interest, which is overdue shall bear interest at the rate of 5.875% per annum on the 2008 Notes and 6.850% per annum on the 2015 Notes (in each case, to the extent permitted by law), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand.

         (e) The interest rate borne by the Registrable Securities will be increased by .25% per annum upon the occurrence of each Registration Default, which rate will increase by an additional .25% per annum if such Registration Default has not been cured within 90 days after the occurrence thereof and will continue until all Registration Defaults have been cured ("Additional Interest"); provided that the aggregate amount of any such increase in the interest rate on the Registrable Securities shall in no event exceed .50% per annum; provided, further, that if the Exchange Offer Registration Statement is not declared effective on or prior to the 270th calendar day following the Issue Date and the Company shall request Holders of Registrable Securities to provide the information called for by the Registration Rights Agreement for inclusion in the Shelf Registration Statement, the Registrable Securities owned by Holders who do not deliver such information to the Company or who do not provide comments to the Company on the Shelf Registration Statement when required pursuant to the Registration Rights Agreement shall not be entitled to any such Additional Interest for any day after the 315th

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calendar day following the Issue Date. All accrued Additional Interest shall be paid to Holders of Registrable Securities in the same manner and at the same time as regular payments of interest on the Registrable Securities. Following the cure of all Registration Defaults, the accrual of Additional Interest shall cease and the interest rate on the Registrable Securities will revert to 5.875% per annum on the 2008 Notes and 6.850% per annum on the 2015 Notes.

         Section 205 Paying Agent; Place of Payment. The Trustee shall initially serve as the Paying Agent for the Notes. The Company may appoint and change any Paying Agent or approve a change in the office through which any Paying Agent acts without notice, other than notice to the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent. The Place of Payment where the Notes may be presented or surrendered for payment shall be the Corporate Trust Office of the Trustee. At the option of the Company, payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated in writing by the Person entitled thereto as specified in the Security Register.

         Section 206 Place of Registration or Exchange; Notices and Demands With Respect to the Notes. The place where the Holders of the Notes may present the Notes for registration of transfer or exchange and may make notices and demands to or upon the Company in respect of the Notes shall be the Corporate Trust Office of the Trustee.

         Section 207 Percentage of Principal Amount. The 2008 Notes shall be initially issued at 99.969% of their principal amount plus accrued interest, if any, from May 27, 2003. The 2015 Notes shall be initially issued at 99.958% of their principal amount plus accrued interest, if any, from May 27, 2003.

         Section 208 Global Notes.

         (a) Notes offered and sold to Qualified Institutional Buyers pursuant to Rule 144A shall be issuable in whole or in part in the form of one or more permanent Global Securities in definitive, fully registered, book-entry form, without interest coupons (collectively, the "Rule 144A Global Note"). The Rule 144A Global Note shall be deposited on the Issue Date with, or on behalf of, the Depositary. Interests in the Rule 144A Global Note shall be available for purchase only by Qualified Institutional Buyers.

         (b) Notes offered and sold in offshore transactions to persons other than "U.S. persons," as defined in Regulation S under the Securities Act (each, a "Non-U.S. Person") in reliance on Regulation S under the Securities Act shall initially be issuable in whole or in part in the form of one or more temporary Global Securities in definitive, fully registered, book-entry form, without interest coupons (collectively, the "Regulation S Temporary Global Note"). Beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in, and the Regulation S Temporary Global Note shall become, a corresponding Global Security (the "Regulation S Permanent Global Note" and, together with the Regulation S Temporary Global Note, the "Regulation S Global Notes") within a reasonable period after the expiration of the Distribution Compliance Period upon certification that the beneficial interests in the Regulation S Temporary Global Note are owned by either Non-U.S. Persons or U.S. persons

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who purchased such interests pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act. Prior to the expiration of the Distribution Compliance Period, interests in the Regulation S Temporary Global Note may only be held through Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, societe anonyme (as indirect participants in the Depositary), unless exchanged for interests in the Rule 144A Global Notes in accordance with the transfer and certification requirements described herein. Notwithstanding Section 305 of the Original Indenture, in no event shall beneficial interests in the Regulation S Temporary Global Note of a series be transferred or exchanged for Notes of such series in definitive form prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Security Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) of Regulation S under the Securities Act.

         (c) Each of the Rule 144A Global Note and the Regulation S Global Notes (collectively, the "Global Notes") shall represent such of the Notes as shall be specified therein and shall each provide that it shall represent the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges or redemptions. Any endorsement of a Global Note to reflect the amount, or any increase or decrease in the aggregate principal amount, of Notes represented thereby shall be reflected by the Trustee on Schedule A attached to the Note and made by the Trustee in accordance with written instructions or such other written form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person having a beneficial interest in the Global Note.

         (d) The Depository Trust Company shall initially serve as Depositary with respect to the Global Notes. Such Global Notes shall bear the legends set forth in the form of Security attached as Exhibit A hereto.

         Section 209 Form of Securities. The Global Notes shall be substantially in the form attached as Exhibit A hereto.

         Section 210 Securities Registrar. The Trustee shall initially serve as the Security Registrar for the Notes.

         Section 211 Sinking Fund Obligations. The Company shall have no obligation to redeem or purchase any Notes pursuant to any sinking fund or analogous requirement or upon the happening of a specified event or at the option of a Holder thereof.

         Section 212 Defeasance and Discharge; Covenant Defeasance.

         (a) Article Fourteen of the Original Indenture, including without limitation, Sections 1402 and 1403 (as modified by Section 212(b) hereof) thereof, shall apply to each series of the Notes.

         (b) Notwithstanding Section 1403 of the Original Indenture, the occurrence of any event specified in Section 601(d)(i) of this Supplemental Indenture shall be deemed not to be or result in an Event of Default with respect to any series of the Notes on and after the date the conditions set forth in Section 1404 of the Original Indenture with respect to such series are

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satisfied and such covenant defeasance remains in full force and effect pursuant to Article Fourteen of the Original Indenture.

                                  ARTICLE III

                               Additional Covenant

         Section 301 Limitations on Liens. The Company shall not pledge, mortgage, hypothecate, or grant a security interest in, or permit any such mortgage, pledge, security interest or other lien upon any Equity Interests now or hereafter owned by the Company in any Significant Subsidiary to secure any Indebtedness, without making effective provisions whereby the outstanding Notes shall be equally and ratably secured with or prior to any and all such Indebtedness and any other Indebtedness similarly entitled to be equally and ratably secured; provided, however, that this provision shall not apply to or prevent the creation or existence of:

         (a) any mortgage, pledge, security interest, lien or encumbrance upon the capital stock of Texas Genco to secure obligations under the $3.85 Billion Credit Facility or any extension, renewal, refunding, amendment or replacement thereof;

         (b) any mortgage, pledge, security interest, lien or encumbrance upon the Equity Interests of CenterPoint Energy Transition Bond Company, LLC or any other special purpose Subsidiary created on or after the date of this Supplemental Indenture by the Company in connection with the issuance of securitization bonds for the economic value of generation-related regulatory assets and stranded costs;

         (c) any mortgage, pledge, security interest, lien or encumbrance upon any Equity Interests in a Person which was not affiliated with the Company prior to one year before the grant of such mortgage, pledge, security interest, lien or encumbrance (or the Equity Interests of a holding company formed to acquire or hold such Equity Interests) created at the time of the Company's acquisition of the Equity Interests or within one year after such time to secure all or a portion of the purchase price for such Equity Interests; provided that the principal amount of any Indebtedness secured by such mortgage, pledge, security interest, lien or encumbrance does not exceed 100% of such purchase price and the fees, expenses and costs incurred in connection with such acquisition and acquisition financing;

         (d) any mortgage, pledge, security interest, lien or encumbrance existing upon Equity Interests in a Person which was not affiliated with the Company prior to one year before the grant of such mortgage, pledge, security interest, lien or encumbrance at the time of the Company's acquisition of such Equity Interests (whether or not the obligations secured thereby are assumed by the Company or such Subsidiary becomes a Significant Subsidiary); provided that (i) such mortgage, pledge, security interest, lien or encumbrance existed at the time such Person became a Significant Subsidiary and was not created in anticipation of the acquisition, and (ii) any such mortgage, pledge, security interest, lien or encumbrance does not by its terms secure any Indebtedness other than Indebtedness existing or committed immediately prior to the time such Person becomes a Significant Subsidiary;

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         (e)      liens for taxes, assessments or governmental charges or levies to the extent not past due or which are being contested in good faith by appropriate proceedings diligently conducted and for which the Company has provided adequate reserves for the payment thereof in accordance with generally accepted accounting principles;

         (f) pledges or deposits in the ordinary course of business to secure obligations under workers' compensation laws or similar legislation;

         (g) materialmen's, mechanics', carriers', workers' and repairmen's liens imposed by law and other similar liens arising in the ordinary course of business for sums not yet due or currently being contested in good faith by appropriate proceedings diligently conducted;

         (h) attachment, judgment or other similar liens, which have not been effectively stayed, arising in connection with court proceedings; provided that such liens, in the aggregate, shall not secure judgments which exceed $50,000,000 aggregate principal amount at any one time outstanding; provided further that the execution or enforcement of each such lien is effectively stayed within 30 days after entry of the corresponding judgment (or the corresponding judgment has been discharged within such 30 day period) and the claims secured thereby are being contested in good faith by appropriate proceedings timely commenced and diligently prosecuted;

         (i) other liens not otherwise referred to in paragraphs (a) through (h) above, provided that the Indebtedness secured by such liens in the aggregate, shall not exceed 1% of the Company's consolidated gross assets appearing in the Company's most recent audited consolidated financial statements at any one time outstanding;

         (j) any mortgage, pledge, security interest, lien or encumbrance on the Equity Interests of any Subsidiary that was otherwise permitted under this Section 301 if such Subsidiary subsequently becomes a Significant Subsidiary; or

         (k) any extension, renewal or refunding of Indebtedness secured by any mortgage, pledge, security interest, lien or encumbrance described in paragraphs (a) through (j) above; provided that the principal amount of any such Indebtedness is not increased by an amount greater than the fees, expenses and costs incurred in connection with such extension, renewal or refunding.

                                   ARTICLE IV

                        Optional Redemption of the Notes

         Section 401 Redemption Price.

         (a) The Company shall have the right to redeem any series of the Notes, in whole or in part, at its option at any time from time to time at a price equal to (i) 100% of the principal amount thereof plus (ii) accrued and unpaid interest thereon, if any, including Additional Interest, if any, to but excluding the Redemption Date plus (iii) the Make-Whole Premium, if any (collectively, the "Redemption Price").

         (b) The amount of the Make-Whole Premium with respect to any Note (or portion thereof) to be redeemed will be equal to the excess, if any, of: (i) the sum of the present values, calculated as of the Redemption Date, of: (A) each interest payment that, but for such redemption, would have been payable on the Note (or portion thereof) being redeemed on each Interest Payment Date occurring after the Redemption Date (excluding any accrued and unpaid interest for the period prior to the Redemption Date); and (B) the principal amount that, but for such redemption, would have been payable at the 2008 Notes Maturity Date or the 2015 Notes Maturity Date, as applicable, (or portion thereof) being redeemed; over (ii) the principal amount of the Note (or portion thereof) being redeemed. The present values of interest and principal payments referred to in clause (i) above will be determined in accordance with generally accepted principles of financial analysis. Such present values will be calculated by discounting the amount of each payment of interest or principal from the date that each such payment would have been payable, but for the redemption, to the Redemption Date at a discount rate equal to the Comparable Treasury Yield (as defined below) plus 50 basis points for the 2008 Notes and 50 basis points for the 2015 Notes.

         (c) The Make-Whole Premium shall be calculated by an independent investment banking institution of national standing appointed by the Company; provided, that if the Company fails to make such appointment at least 45 days prior to the Redemption Date, or if the institution so appointed is unwilling or unable to make such calculation, such calculation shall be made by Citigroup Global Markets Inc., or, if such firm is unwilling or unable to make such calculation, by an independent investment banking institution of national standing appointed by the Company (in any such case, an "Independent Investment Banker").

         Section 402 Make-Whole Premium Calculation.

         (a) For purposes of determining the Make-Whole Premium, "Comparable Treasury Yield" means a rate of interest per annum equal to the weekly average yield to maturity of United States Treasury securities that have a constant maturity that corresponds to the remaining term to maturity of the Notes to be redeemed, calculated to the nearest 1/12th of a year (the "Remaining Term"). The Comparable Treasury Yield shall be determined as of the third Business Day immediately preceding the applicable Redemption Date.

         (b) The weekly average yields of United States Treasury securities shall be determined by reference to the most recent statistical release published by the Federal Reserve Bank of New York and designated "H.15 (519) Selected Interest Rates" or any successor release (the "H.15 Statistical Release"). If the H.15 Statistical Release sets forth a weekly average yield for United States Treasury securities having a constant maturity that is the same as the Remaining Term, then the Comparable Treasury Yield shall be equal to such weekly average yield. In all other cases, the Comparable Treasury Yield shall be calculated by interpolation, on a straight-line basis, between the weekly average yields on the United States Treasury securities that have a constant maturity closest to and greater than the Remaining Term and the United States Treasury securities that have a constant maturity closest to and less than the Remaining Term (in each case as set forth in the H.15 Statistical Release). Any weekly average yields so calculated by interpolation shall be rounded to the nearest 1/100th of 1%, with any figure of 1/200th of 1% or above being rounded upward. If weekly average yields for United States Treasury securities are not available in the H.15 Statistical Release or otherwise, then the

Comparable Treasury Yield shall be calculated by interpolation of comparable rates selected by the Independent Investment Banker.

         Section 403 Partial Redemption. If the Company redeems any series of the Notes in part pursuant to this Article Four, the Trustee shall select the Notes to be redeemed on a pro rata basis or by lot or by such other method that the Trustee in its sole discretion deems fair and appropriate. The Company shall redeem Notes pursuant to this Article IV in multiples of $1,000 in original principal amount. A new Note in principal amount equal to the unredeemed portion of the original Note shall be issued upon cancellation of the original Note.

         Section 404 Notice of Optional Redemption. If the Company elects to exercise its right to redeem all or some of the Notes pursuant to this Article IV, the Company or the Trustee shall mail a notice of such redemption to each Holder of a Note that is to be redeemed not less than 30 days and not more than 60 days before the Redemption Date. If any Note is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount to be redeemed.

                                   ARTICLE V

                            Restrictions on Transfer

         Section 501 Transfer and Exchange.

         (a) Transfer and Exchange of Notes in Definitive Form. In addition to the requirements set forth in Section 305 of the Original Indenture, Notes in definitive form that are Transfer Restricted Securities presented or surrendered for registration of transfer or exchange pursuant to Section 305 of the Original Indenture shall be accompanied by the following additional information and documents, as applicable, upon which the Security Registrar may conclusively rely:

                  (i) if such Transfer Restricted Securities are being delivered to the Security Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form of Exhibit B hereto); or

                  (ii) if such Transfer Restricted Securities are being transferred (1) to a Qualified Institutional Buyer in accordance with Rule 144A under the Securities Act or (2) pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act (and based upon an opinion of counsel if the Company or the Trustee so requests) or (3) pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto); or

                  (iii) if such Transfer Restricted Securities are being transferred to a Non-U.S. Person pursuant to an exemption from registration in accordance with Rule 904 of Regulation S under the Securities Act, certifications to that effect from such transferor (in substantially the form of Exhibits B and C hereto) and an opinion of counsel to that effect if the Company or the Trustee so requests; or

                  (iv) if such Transfer Restricted Securities are being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto) and an opinion of counsel to that effect if the Company or the Trustee so requests.

         (b)      Transfer and Exchange of the Notes.

                  (i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with Section 305 of the Original Indenture and Article V hereof (including the restrictions on transfer set forth therein and herein) and the rules and procedures of the Depositary therefor, which shall include restrictions on transfer comparable to those set forth therein and herein to the extent required by the Securities Act.

                  (ii) The transfer and exchange of Global Notes or beneficial interests therein for certificated notes (or vice versa) shall be effected through the Trustee and the Depositary, as the case may be, in accordance with Section 305 of the Original Indenture and
         Article V hereof (including the restrictions on transfer set forth therein and herein) and the rules and procedures of the Depositary therefor, which shall include restrictions on transfer comparable to those set forth therein and herein to the extent required by the Securities Act.

         Section 502 Legends.

         (a)      Except as provided in this Section 502(a) and as permitted by
Section 502(b) and (c) hereof, each certificate evidencing the Global Notes or certificated notes in definitive form (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

            THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

            THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED

            INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES
            ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES
            (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

Except as permitted by Sections 502(b) and (c) hereof, each certificate evidencing the Temporary Regulation S Global Note shall bear a legend in substantially the following form:

            THE RIGHTS ATTACHING TO THIS SECURITY, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED SECURITIES, ARE AS SPECIFIED IN THIS SECURITY AND PURSUANT TO THE INDENTURE (AS DEFINED HEREIN).

Except as permitted by Sections 502(b) and (c) hereof, each certificate evidencing the Global Notes or certificated notes offered and sold in reliance on Regulation S shall bear a legend in substantially the following form:

            THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

Each certificate evidencing the Global Notes also shall bear the legend specified for Global Notes in the form of Note attached hereto as Exhibit A.

         (b) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Note) pursuant to Rule 144 under the

Securities Act or an effective registration statement under the Securities Act, which shall be certified to the Trustee and Security Registrar upon which each may conclusively rely:

                  (i) in the case of any Transfer Restricted Security represented by a certificated note, the Security Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a certificated note that does not bear the legend set forth in Section 502(a) hereof and rescind any restriction on the transfer of such Transfer Restricted Security; and

                  (ii) in the case of any Transfer Restricted Security represented by a Global Note, such Transfer Restricted Security shall not be required to bear the legend set forth in Section 502(a) hereof if all other interests in such Global Note have been or are concurrently being sold or transferred pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act.

         (c) Notwithstanding the foregoing, upon consummation of the Exchange Offer, the Company shall issue and, upon receipt of a Company Order in accordance with Section 303 of the Original Indenture, the Trustee shall authenticate 2008 Series B Notes in exchange for 2008 Series A Notes and 2015 Series B Notes in exchange for 2015 Series A Notes accepted for exchange in the Exchange Offer, which 2008 Series B Notes and 2015 Series B Notes shall not bear the legend set forth in Section 502(a) hereof and shall not provide for Additional Interest, and the Security Registrar shall rescind any restriction on the transfer of such Notes, in each case unless the Holder of such 2008 Series A Notes or 2015 Series A Notes (A) is a broker-dealer tendering Series A Notes acquired directly from the Company or an "affiliate" (as defined in Rule 405 under the Securities Act) of the Company for its own account, (B) is a Person who at the time of consummation of the Exchange Offer has an arrangement or understanding with any Person to participate in the "distribution" (within the meaning of the Securities Act) of the 2008 Series B Notes or the 2015 Series B Notes, (C) is a Person who is an "affiliate" (as defined in Rule 405 under the Securities Act) of the Company or (D) is a Person who will not be acquiring the 2008 Series B Notes or the 2015 Series B Notes in the ordinary course of such Holder's business. The Company shall identify to the Trustee such Holders of the Notes in a written certification signed by an officer of the Company and, absent certification from the Company to such effect, the Trustee shall assume that there are no such Holders.

         Section 503 Registration Rights Agreement. The Company shall perform its obligations under the Registration Rights Agreement and shall comply in all material respects with the terms and conditions contained therein including, without limitation, the payment of Additional Interest.

         Section 504 Delivery of Certain Information. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder or any beneficial holder of Notes, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder or any beneficial holder of Notes, or to a prospective purchaser of any such security designated by any such holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such security. "Rule 144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act.

                                   ARTICLE VI

                        Remedies; Modification and Waiver

         Section 601 Additional Events of Default; Acceleration of Maturity.

         (a) Solely with respect to the applicable series of Notes issued hereby, Section 501(1) of the Original Indenture is hereby deleted in its entirety, and the following is substituted in lieu thereof as an Event of Default in addition to the other events set forth in Section 501 of the Original
Indenture:

                           "(1)     default in the payment of any interest upon
                  any Security of that series, including Additional Interest, if any, when it becomes due and payable, and continuance of such default for a period of 30 days;"

         (b) Solely with respect to the Notes issued hereby, Section 501(5) of the Original Indenture is hereby deleted in its entirety, and the following is substituted in lieu thereof as an Event of Default in addition to the other events set forth in Section 501 of the Original Indenture:

                           "(5)     the entry by a court having jurisdiction in
                  the premises of (A) a decree or order for relief in respect of the Company, CERC or CenterPoint Houston in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or
                  (B) a decree or order adjudging the Company, CERC or CenterPoint Houston a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, CERC or CenterPoint Houston under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company, CERC or CenterPoint Houston or of any substantial part of its respective property, or ordering the winding up or liquidation of its respective affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; provided that any specified event in (A) or (B) involving CERC or CenterPoint Houston shall not constitute an Event of Default if, at the time such event occurs, CERC or CenterPoint Houston, as the case may be, shall no longer be an Affiliate of the Company; or"

         (c) Solely with respect to the Notes issued hereby, Section 501(6) of the Original Indenture is hereby deleted in its entirety, and the following is substituted in lieu thereof as an Event of Default in addition to the other events set forth in Section 501 of the Original Indenture:

                           "(6)     the commencement by the Company, CERC or
                  CenterPoint Houston of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by any of them to the entry of a decree or order for relief in respect of the Company, CERC or CenterPoint Houston in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against any of them, or the filing by any of them of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by any of them to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company, CERC or CenterPoint Houston or of any substantial part of its respective property, or the making by any of them of an assignment of a substantial part of its respective property for the benefit of creditors, or the admission by any of them in writing of the inability of any of the Company, CERC or CenterPoint Houston to pay its respective debts generally as they become due, or the taking of corporate action by the Company, CERC or CenterPoint Houston in furtherance of any such action; provided that any such specified event involving CERC or CenterPoint Houston shall not constitute an Event of Default if, at the time such event occurs, CERC or CenterPoint Houston, as the case may be, shall no longer be an Affiliate of the Company; or"

         (d)      Solely with respect to the Notes issued hereby in the case of
(i) below and solely with respect to the applicable series of Notes issued hereby in the case of (ii) below, and pursuant to Section 501(7) of the Original Indenture, the following shall each constitute an "Event of Default" in addition to the other events set forth in Section 501 of the Original Indenture:

                           "(i)     The default by the Company, CERC or
                  CenterPoint Houston in a scheduled payment at maturity, upon redemption or otherwise, in the aggregate principal amount of $50 million or more, after the expiration of any applicable grace period, of any Indebtedness or the acceleration of any Indebtedness of the Company, CERC or CenterPoint Houston in such aggregate principal amount, so that it becomes due and payable prior to the date on which it would otherwise have become due and payable and such payment default is not cured or such acceleration is not rescinded within 30 days after notice to the Company in accordance with the terms of the Indebtedness; provided that such payment default or acceleration of CERC or CenterPoint Houston shall not to be an Event of Default if, at the time such event occurs,

                  CERC or CenterPoint Houston, as the case may be, shall not be an Affiliate of the Company; and

                           (ii) The Company defaults in its obligation to redeem the Notes of that series after exercising its redemption option pursuant to Article IV hereof;".

         Section 602 Modification and Waiver. In addition to those matters set forth in Section 902 of the Indenture, with respect to the Notes, no amendment or supplemental indenture shall without the consent of the Holder of each Note affected thereby alter the manner of calculation or rate of Additional Amounts payable on any Note or extend the time for payment of any such amount.

                                  ARTICLE VII

                            Miscellaneous Provisions

         Section 701 The Indenture, as supplemented and amended by this Supplemental Indenture No. 2, is in all respects hereby adopted, ratified and confirmed.

         Section 702 This Supplemental Indenture No. 2 may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

         Section 703 THIS SUPPLEMENTAL INDENTURE NO. 2 AND EACH NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

         Section 704 If any provision in this Supplemental Indenture No. 2 limits, qualifies or conflicts with another provision hereof which is required to be included herein by any provisions of the Trust Indenture Act, such required provision shall control.

         Section 705 In case any provision in this Supplemental Indenture No. 2 or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 2 to be duly executed, as of the day and year first written above.

                                           CENTERPOINT ENERGY, INC.

                                           By:    /s/ Gary L. Whitlock
                                              ----------------------------------
                                           Name:  Gary L. Whitlock
                                           Title: Executive Vice President and
                                                  Chief Financial Officer

Attest:

       /s/ Richard B. Dauphin
------------------------------------
Name:  Richard B. Dauphin
Title: Assistant Corporate Secretary

(SEAL)

                                           JPMORGAN CHASE BANK, as Trustee

                                           By:    /s/ Carol Logan
                                              ----------------------------------
                                           Name:  Carol Logan
                                           Title: Vice President and Trust
                                                  Officer

(SEAL)

                                    Exhibit A

                           [FORM OF FACE OF SECURITY]
                                                         [Rule 144A Global Note]
                                                      [Regulation S Global Note]
                                                             [Certificated Note]

[IF THIS SECURITY IS TO BE A GLOBAL NOTE -] THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY.

[For as long as this Global Security is deposited with or on behalf of The Depository Trust Company it shall bear the following legend.] Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to CenterPoint Energy, Inc. or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                            CENTERPOINT ENERGY, INC.

                      % Senior Notes due   , Series [A/B]

No. __________                                                   $  __________ *
                                                              CUSIP No. ________

         CENTERPOINT ENERGY, INC., a corporation duly organized and existing under the laws of the State of Texas (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to _______________, or registered
assigns, the principal sum of ____________________ Dollars on       , and to pay
interest thereon from May 27, 2003 or from the most recent Interest ____________

-----------------------------
         * REFERENCE IS MADE TO SCHEDULE A ATTACHED HERETO WITH RESPECT TO DECREASES AND INCREASES IN THE AGGREGATE PRINCIPAL AMOUNT OF SECURITIES EVIDENCED BY THIS CERTIFICATE.

Payment Date to which interest has been paid or duly provided for, semi-annually on June 1 and December 1 in each year, commencing December 1,
2003, at the rate of      % per annum, until the principal hereof is paid or
made available for payment, provided that any principal and premium, and any such installment of interest, which is overdue shall bear interest at the rate of % per annum (to the extent permitted by applicable law), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. The amount of interest payable for any period shall be computed on the basis of twelve 30-day months and a 360-day year. The amount of interest payable for any partial period shall be computed on the basis of a 360-day year of twelve 30-day months and the days elapsed in any partial month. In the event that any date on which interest is payable on this Security is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on the date the payment was originally payable. A "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be May 15 or November 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and shall either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Securities of this series may be listed or traded, and upon such notice as may be required by such exchange or automated quotation system, all as more fully provided in said Indenture.

         Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the Corporate Trust Office of the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated in writing by the Person entitled thereto as specified in the Security Register.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

[DELETE THE FOLLOWING TWO-PARAGRAPH LEGEND, IF A REGULATION S GLOBAL NOTE.] [THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED

STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.]

[INSERT IF A TEMPORARY REGULATION S GLOBAL NOTE] [THE RIGHTS ATTACHING TO THIS SECURITY, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED SECURITIES, ARE AS SPECIFIED IN THIS SECURITY AND PURSUANT TO THE INDENTURE (AS DEFINED HEREIN).]

[INSERT REGULATION S LEGEND, IF A REGULATION S GLOBAL NOTE] [THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.]

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:  _____________________              CENTERPOINT ENERGY, INC.

                                           By:  ________________________________
                                           Name:
(SEAL)                                     Title:

Attest:

_____________________________
Name:
Title:

                  This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                           JPMORGAN CHASE BANK,
                                           As Trustee

Date of Authentication:________________

                                           By:__________________________________
                                                     Authorized Signatory

                       [FORM OF REVERSE SIDE OF SECURITY]

                            CENTERPOINT ENERGY, INC.

                           % NOTES DUE , SERIES [A/B]

         This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of May 19, 2003 (herein called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and JPMorgan Chase Bank, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $200,000,000; provided, however, that the authorized aggregate principal amount of the Securities may be increased above such amount by a Board Resolution to such effect.

         The Company shall have the right to redeem the Securities of this series, in whole or in part, at its option at any time from time to time at a price equal to (i) 100% of the principal amount thereof plus (ii) accrued and unpaid interest thereon, if any, including Additional Interest, if any, to (but excluding) the Redemption Date plus (iii) the Make-Whole Premium, if any.

         The amount of the Make-Whole Premium with respect to any Security of this Series (or portion thereof) to be redeemed will be equal to the excess, if any, of: (i) the sum of the present values, calculated as of the Redemption Date, of: (A) each interest payment that, but for such redemption, would have been payable on the Securities of this series (or portion thereof) being redeemed on each Interest Payment Date occurring after the Redemption Date (excluding any accrued and unpaid interest for the period prior to the Redemption Date); and (B) the principal amount that, but for such redemption, would have been payable at [insert maturity date of the Securities of this series] (or portion thereof) being redeemed; over (ii) the principal amount of the Securities of this series (or portion thereof) being redeemed. The present values of interest and principal payments referred to in clause (i) above will be determined in accordance with generally accepted principles of financial analysis. Such present values will be calculated by discounting the amount of each payment of interest or principal from the date that each such payment would have been payable, but for the redemption, to the Redemption Date at a discount rate equal to the Comparable Treasury Yield (as defined below) plus 50 basis points.

         For purposes of determining the Make-Whole Premium, "Comparable Treasury Yield" means a rate of interest per annum equal to the weekly average yield to maturity of United States Treasury securities that have a constant maturity that corresponds to the remaining term to maturity of the Securities of this series, calculated to the nearest 1/12th of a year (the "Remaining Term"). The Comparable Treasury Yield shall be determined as of the third Business Day immediately preceding the Redemption Date.

         The weekly average yields of United States Treasury securities shall be determined by reference to the most recent statistical release published by the Federal Reserve Bank of New York and designated "H.15 (519) Selected Interest Rates" or any successor release (the "H.15 Statistical Release"). If the H.15 Statistical Release sets forth a weekly average yield for United States Treasury securities having a constant maturity that is the same as the Remaining Term, then the Comparable Treasury Yield shall be equal to such weekly average yield. In all other cases, the Comparable Treasury Yield shall be calculated by interpolation, on a straight-line basis, between the weekly average yields on the United States Treasury securities that have a constant maturity closest to and greater than the Remaining Term and the United States Treasury securities that have a constant maturity closest to and less than the Remaining Term (in each case as set forth in the H.15 Statistical Release). Any weekly average yields so calculated by interpolation shall be rounded to the nearest 1/100th of 1%, with any figure of 1/200th of 1% or above being rounded upward. If weekly average yields for United States Treasury securities are not available in the
H.15 Statistical Release or otherwise, then the Comparable Treasury Yield shall be calculated by interpolation of comparable rates selected by the Independent Investment Banker.

         In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         The Securities of this series are not entitled to the benefit of any sinking fund.

         The Indenture contains provisions for satisfaction and discharge of the entire indebtedness of this Security upon compliance by the Company with certain conditions set forth in the Indenture.

         The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

         If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof; provided, however, that Securities of this series that are Transfer Restricted Securities issued to institutional accredited investors will be issued only in denominations of $250,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

         All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         By its acceptance of this Security bearing a legend restricting transfer, each Holder of this Security acknowledges the restrictions on transfer of this Security set forth in the Indenture and such legend and agrees that it will transfer this Security only as provided in the Indenture. In addition to the rights provided to Holders of this Security under the Indenture, Holders shall have all the rights set forth in that certain Registration Rights Agreement, dated as of May 27, 2003, among the Company and the Initial Purchasers, including without limitation the right to receive Additional Interest as described in Section 2.5 thereof.

         THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

                                                                      SCHEDULE A

                             SCHEDULE OF ADJUSTMENTS

                  The initial aggregate principal amount of Securities evidenced by the Certificate to which this Schedule is attached is _______________. The notations on the following table evidence decreases and increases in the aggregate principal amount of Securities evidenced by such Certificate.

                                                                   Aggregate Principal
               Decrease in Aggregate     Increase in Aggregate     Amount of Securities     Notation by
 Date of        Principal Amount of       Principal Amount of      Remaining After Such       Security
Adjustment          Securities                Securities           Decrease or Increase      Registrar
----------     ---------------------     ---------------------     --------------------     -----------

                                                                       Exhibit B

                FORM OF CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                    OR REGISTRATION OF TRANSFER OF SECURITIES

Re: % Senior Notes due , Series A, of CenterPoint Energy, Inc. (the "Company")

         This Certificate relates to $_____ principal amount of Notes held in *______ book-entry or *______ definitive form by _____________________ (the
"Transferor").

         The Transferor has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

         In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with the Indenture, dated as of May 19, 2003 (as amended or supplemented to date, the "Indenture"), between the Company and JPMorgan Chase Bank, (the "Trustee") relating to the above-captioned Notes and that the transfer of this Note does not require registration under the Securities Act (as defined below) because:*

         [ ]      Such Note is being acquired for the Transferor's own account without transfer.

         [ ]      Such Note is being transferred (i) to a "qualified
institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")), in accordance with Rule 144A under the Securities Act or (ii) pursuant to an exemption from registration in accordance with Rule 904 of Regulation S under the Securities Act (and in the case of clause (ii), based upon an opinion of counsel if the Company or the Trustee so requests, together with a certification in substantially the form of Exhibit C to Supplemental Indenture No. 2 to the Indenture).

         [ ]      Such Note is being transferred (i) pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act (and based upon an opinion of counsel if the Company or the Trustee so requests) or
(ii) pursuant to an effective registration statement under the Securities Act.

         [ ]      Such Note is being transferred in reliance on and in
compliance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company or the Trustee so requests).

---------------------------
         *        FILL IN BLANK OR CHECK APPROPRIATE BOX, AS APPLICABLE.

You are entitled to rely upon this certificate and you are irrevocably authorized to produce this certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                           [INSERT NAME OF TRANSFEROR]

                                           By:   _______________________________
                                           Name:
                                           Title:
                                           Address:

Date: _______________________

                                                                       Exhibit C

                FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION
                     WITH TRANSFERS PURSUANT TO REGULATION S

                                                         _______________, ______

JPMorgan Chase Bank, as Security Registrar
600 Travis, Suite 1150
Houston, Texas 77002
Attention: Institutional Trust Services

Ladies and Gentlemen:

                  In connection with our proposed sale of certain % Senior Notes due , Series A (the "Notes"), of CenterPoint Energy, Inc. (the "Company"), we represent that:

                  (i) the offer or sale of the Notes was made in an "offshore transaction";

                  (ii) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

                  (iii) no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(a) or Rule 904(a) of Regulation S under the U.S. Securities Act of 1933, as applicable;

                  (iv) if this transfer of the Note is being made prior to the expiration of the Distribution Compliance Period, such interest that is being transferred is held immediately thereafter through The Euroclear System or Clearstream Banking, societe anonyme; and

                  (v) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933.

         You and the Company are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S under the U.S. Securities Act of 1933.

                                           Very truly yours,

                                           Name of Transferor:

                                           By: _________________________________
                                               Name:
                                               Title:
                                               Address:

                                       C-2